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                                                                      EXHIBIT 24


                        [RYDER SCOTT COMPANY LETTERHEAD]



                         CONSENT OF RYDER SCOTT COMPANY


        We consent to the use on form 10-KSB of PrimeEnergy Corporation of our reserve report and all schedules, exhibits, and attachments thereto incorporated by reference of Form 10-KSB and to any reference made to us on Form 10-KSB as a result of such incorporation.

                                         Very Truly Yours,

                                         /s/ RYDER SCOTT COMPANY
                                             PETROLEUM ENGINEERS

                                         RYDER SCOTT COMPANY
                                         PETROLEUM ENGINEERS



Denver, Colorado
March 15, 1997